Exhibit 10.2


                                    AGREEMENT


         AGREEMENT dated this day of June 2005, by and between DocUCourier Corporation (hereinafter "DocUCourier"), a Delaware Corporation, with offices located at 1415 Shunk Street, Philadelphia, Pennsylvania 19145 and Matthew N. Manganaro, President of DocUCourier and Gary B. Wolff, P.C., counsel to DocUCourier, with offices located at 805 Third Avenue, New York, New York.

         WHEREAS, DocUCourier has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses totaling ninety eight thousand one hundred two dollars and ninety five cents ($98,102.95) of which forty five thousand ($45,000) dollars are indicated as legal fees and expenses; and

         WHEREAS, DocUCourier has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

         NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within nine (9) months of the date of the DocUCourier prospectus, DocUCourier's President agrees to loan DocUCourier the funds to cover the balance of outstanding professional and related fees relating to DocUCourier's prospectus. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when DocUCourier has the financial resources to do so. Gary B. Wolff, P.C. DocuCourier's counsel, by signing this Agreement, agrees in full, to defer his legal fee in the manner set forth in this Agreement.

         The parties hereto understand that the above constitutes a binding Agreement.

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         The above constitutes the entire Agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day of June 2005.



DocUCourier Corporation


/s/
By: _________________________________________
         Matthew N. Manganaro, President

/s/
By: _________________________________________
         Matthew N. Manganaro, Individually

GARY B. WOLFF, P.C.

/s/
By:__________________________________________
         Gary B. Wolff, President